Exhibit 3.15

[LOGO APPEARS HERE]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	[LOGO APPEARS HERE]

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the limited partnership is Ruth’s Chris Steak House Texas, L.P.

2.	The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) c/o C T Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002

and the name of its proposed registered agent in Texas at such address is C T Corporation System

3.	The address of the principal office in the United States where records of the partnership are to be kept or made available is 3321 Hessmer Avenue, Metairie, LA 70002

4.	The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

NAME	MAILING ADDRESS (include city, state, zip code)	STREET ADDRESS (include city, state, zip code)
William L. Hyde, Jr.	3321 Hessmer Ave. Metairie, LA 70002	3321 Hessmer Ave. Metairie, LA 70002

Date Signed:  August 31, 2000

/s/ William L. Hyde
General Partner(s)
William L. Hyde, Jr.

(illegible text at the left bottom of the page)

Office of the Secretary of State	[LOGO APPEARS HERE	]	Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

ARTICLES/CERTIFICATE OF CORRECTION

This correction is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act for a corporation of limited liability company, or pursuant to section 2.13, Texas Revised Limited Partnership Act for a limited partnership, to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified.

[LOGO APPEARS HERE]

ARTICLE ONE

The name of the entity is Ruth’s Chris Steak House Texas, L.P.

ARTICLE TWO

The document to be corrected is the Certificate of Limited Partnership

Which was filed in the Office of the Secretary of State on the 1st             day of September         , 2000

ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

William L. Hyde, Jr. (General Partner)

ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

Ruth U. Fertel, Inc. (General Partner)

By:	/S/ [ILLEGIBLE]
William L. Hyde, Jr.

[Illegible]	President
An Authorized Corporate Office or Director or Limited Liability Company Member or Manager or Limited Partnership General Partner

[ILLEGIBLE]

[Logo Appears Here]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	[Logo Appears Here]

ARTICLES/CERTIFICATE OF CORRECTION

This correction by the undersigned corporation, limited liability company, or out-of-state financial institution is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act. In the case of a limited partnership, this certificate of correction is made pursuant to section 2.13, Texas Revised Limited Partnership Act. The undersigned entity seeks to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified, and for this purpose states the following.

ARTICLE ONE

The name of the entity is                 RUTH’S CHRIS STEAK HOUSE TEXAS, L.P.

ARTICLE TWO

This document to be corrected is the          Certificate of Limited Partnership

that was filed in the Office of the Secretary of State on the following date: 1st day of September, 2000: (and the Articles/Certificate of Correction filed on September 5, 2000)

ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

Ruth U. Fertel, Inc. (General Partner)

ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

Ruth’s Chris Steak House, Inc. (General Partner)

Ruth’s Chris Steak House Texas, L.P.
BY:	Ruth’s Chris Steak House, Inc., its General Partner

By:	/s/ THOMAS J. PENNISON
Thomas J. Pennison, Jr., Secretary/Treasurer (A person authorized to sign on behalf of the entity.)